Exhibit 99.1

VerifyMe announces Share Repurchase Plan and Changes to Board Compensation Program

Lake Mary, FL – December 8, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today that the Company’s board of directors (the “Board”) approved a share repurchase plan and changes to our Board compensation program.

The Board has approved a plan to repurchase shares of the Company’s common stock for up to $500,000. The Company may repurchase shares of common stock from time to time as market conditions warrant, subject to legal considerations. The Company may also repurchase shares under a Rule 10b5-1 compliant trading plan. The share buyback authorization does not oblige the Company to acquire any specific number of shares in any period or at all, and may be modified, suspended or discontinued at the discretion of the Board at any time. Purchases may be made on the open market, through block trades and in privately negotiated transactions. The repurchases will be funded from cash generated from operations. The repurchases will be made at management's discretion while maintaining sufficient liquidity to invest in strategic growth initiatives. The repurchase program authorization will expire on December 31, 2024.

Historically, the Board receives an annual retainer in the form of restricted stock units or restricted stock awards with a grant date fair value equal to $100,000 for their compensation for serving on the Board. If a director serves as the Chair of a Board committee, or as Lead Independent Director, they receive additional restricted stock units or restricted stock awards with a grant date fair value of $25,000. Annual director equity awards are made at the annual meeting and vest on the first anniversary date of the grant. During 2023, the current members of the Board did not receive compensation for their first five months of service on the Board. In addition, the Board has agreed to reduce both their annual equity retainer and compensation for those serving as Board committee chairs or Lead Independent Director by 50%, beginning after the 2024 shareholder meeting. Board members have participated in VerifyMe’s last two capital raises and Board members are continuing to purchase shares in the open market.

Adam Stedham, President and CEO of VerifyMe said “I am excited about the operational aspects of both segments of our business and the growth prospects in front of us. We want to have all capital allocation options available to ensure we can optimize both our short- and long-term shareholder value creation. I am pleased to see the Board’s continuing commitment to ensuring the company has the resources to fully execute on our strategy.”

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, Trust Codes Global and PeriShip Global, provides traceability, brand protection and brand enhancement solutions. The company operates an Authentication Segment and a Precision Logistics Segment to provide item-level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions, as well as specialized logistics for time and temperature sensitive products. VerifyMe serves customers worldwide. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s share repurchase plan, Board compensation program, and its ability to provide value to customers and its shareholders. The words “can,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, sever climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, the small number of customers that account for our revenue, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com